Exhibit 99.1

Insmed Provides Clinical and Business Update

—Phase 2b BiRCh Study of Brensocatib in CRSsNP Did Not Meet Primary or Secondary Efficacy Endpoints; Safety Consistent with Previous Studies; Insmed Discontinues CRSsNP Program—

—Company Acquires Phase 2 Ready Monoclonal Antibody for Potential Respiratory and Immunological & Inflammatory Indications—

BRIDGEWATER, N.J., December 17, 2025 -- Insmed Incorporated (Nasdaq:INSM), a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases, announced today that the Phase 2b BiRCh study of brensocatib in patients with chronic rhinosinusitis without nasal polyps (CRSsNP) did not meet its primary or secondary efficacy endpoints in either the 10 mg or 40 mg treatment arms. Brensocatib was well tolerated, with no new safety signals identified, including in the 40 mg arm, which is the highest dose Insmed has studied to date. Insmed has discontinued its development program of brensocatib in CRSsNP effective immediately and intends to present these data at a future congress.

“Given that there are no animal models in this disease, the purpose of this proof-of-concept study was to determine if brensocatib could provide treatment benefit to patients with CRSsNP,” said Martina Flammer, M.D., MBA, Chief Medical Officer of Insmed. “While we are disappointed in the results, they provided us with a clear answer. We extend our sincerest gratitude to the patients and investigators who made the BiRCh study possible.”

In the study, a negative score in the primary endpoint of change from baseline to the 28-day average of daily Sinus Total Symptom Score (sTSS) at Week 24 indicated an improvement. Topline results from each treatment arm were as follows: placebo least squares (LS) mean was -2.44; brensocatib 10 mg LS mean was -2.21; and brensocatib 40 mg LS mean was -2.33. Treatment-emergent adverse event (TEAE) percentages were:

	Brensocatib 10 mg Once Daily (N=99)	Brensocatib 40 mg Once Daily (N=93)	Placebo (N=95)
Any TEAE, n(%)	63 (63.6)	65 (69.9)	62 (65.3)
Serious TEAE, n(%)	2 (2.0)	3 (3.2)	2 (2.1)
Severe TEAE, n(%)	0	0	3 (3.2)

Acquisition of Phase 2 Ready Asset: INS1148

Insmed also announced today the acquisition of INS1148, an investigational monoclonal antibody with the potential to be a first-in-class therapy to address respiratory and immunological and inflammatory diseases with high unmet need. Through its novel mechanism of action, INS1148 has the potential to preferentially target a specific isoform of Stem Cell Factor SCF248, which prevents only the inflammatory cascade downstream of c-Kit signaling, while leaving its critical homeostatic and tissue healing pathways intact. Insmed plans to advance Phase 2 development programs for INS1148 initially in interstitial lung disease and moderate-to-severe asthma. INS1148 (formerly known as OpSCF) was developed by Opsidio, a private, clinical-stage company.

Dr. Flammer added, “The acquisition of INS1148 adds a clinical-stage monoclonal antibody with a novel mechanism of action to our growing pipeline. We look forward to advancing this potentially first-in-class therapy in multiple serious diseases.”

About the Phase 2b BiRCh Study

The Phase 2b trial of brensocatib in patients with CRSsNP was a randomized, double-blind, parallel-group, placebo-controlled, multicenter study to evaluate the efficacy and safety of brensocatib compared to placebo. The study was conducted at 104 sites globally, and a total of 288 patients were randomized 1:1:1 to receive either brensocatib 10 mg (n=99), brensocatib 40 mg (n=94), or placebo (n=95) daily for 24 weeks in addition to daily treatment with mometasone furoate nasal spray background therapy. The primary endpoint was change from baseline in the 28-day average of daily sTSS at Week 24. Secondary endpoints included changes in percentage of sinus opacification, Sino-Nasal Outcome Test 22 score, modified Lund-MacKay CT score, 28-day average of daily Nasal Congestion score, 28-day average of daily Peak Nasal Inspiratory Flow, as well as proportion of participants requiring rescue therapy and mean brensocatib plasma concentration.

About Insmed

Insmed Incorporated is a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases. The Company is advancing a diverse portfolio of approved and mid- to late-stage investigational medicines as well as cutting-edge drug discovery focused on serving patient communities where the need is greatest. Insmed’s most advanced programs are in pulmonary and inﬂammatory conditions, including two approved therapies to treat chronic, debilitating lung diseases. The Company’s early-stage programs encompass a wide range of technologies and modalities, including gene therapy, AI-driven protein engineering, protein manufacturing, RNA end-joining, and synthetic rescue.

Headquartered in Bridgewater, New Jersey, Insmed has offices and research locations throughout the United States, Europe, and Japan. Insmed is proud to be recognized as one of the best employers in the biopharmaceutical industry, including spending five consecutive years as the No. 1 Science Top Employer. Visit www.insmed.com to learn more or follow us on LinkedIn, Instagram, YouTube, and X.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this presentation are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: the risk that the full data set from the BiRCh study will not be consistent with the topline results of the BiRCh study; failure to successfully conduct future clinical trials, such as the Company’s planned Phase 2 studies of INS1148 in interstitial lung disease and moderate-to-severe asthma, including due to the Company’s potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; development of unexpected safety or efficacy concerns related to its product candidates; failure of third parties on which the Company is dependent to manufacture sufficient quantities of drug product for clinical needs, to conduct the Company’s clinical trials, or to comply with the Company’s agreements or laws and regulations that impact the Company’s business or agreements with the Company; failure to obtain regulatory approval for the Company’s product candidates; inaccuracies in the Company’s estimates of the size of the potential markets for its product candidates or in data the Company has used to identify physicians; expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates, if the Company’s product candidates are approved; inability of the Company or the Company’s third-party manufacturers to comply with regulatory requirements related to the Company’s product candidates; the Company’s inability to obtain adequate reimbursement from government or third-party payors and acceptance prices for its product candidates, if approved; restrictions or other obligations imposed on the Company by agreements related to its product candidates and failure to comply with our obligations under such agreements; risks that the Company’s clinical studies will be delayed or that serious side effects will be identified during drug development; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; risks that the Company is unable to successfully integrate and develop products obtained through acquisition from third parties, such as INS1148; and the cost and potential reputational damage resulting from litigation to which the Company may become a party, including product liability claims.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company’s forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company’s business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Company filings with the Securities and Exchange Commission (SEC).

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Investors

Bryan Dunn
Vice President, Investor Relations
(646) 812-4030
investor.relations@insmed.com

Media

Claire Mulhearn
Vice President, Corporate Communications
(862) 842-6819
media@insmed.com